MANPOWER INC.

          NONSTATUTORY STOCK OPTION AGREEMENT


     This Nonstatutory Stock Option Agreement (this
"Agreement") is executed as of April 26, 1999, by and between MANPOWER INC., a Wisconsin corporation (the
"Corporation"), and MITCHELL S. FROMSTEIN (the
"Employee").

                 W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Corporation has established the 1994 Executive Stock Option and Restricted Stock Plan (the "Plan") for employees of the
Corporation and its subsidiaries; and

     WHEREAS, the Corporation has granted to the Employee an option under the Plan, on the terms provided in this Agreement and the Plan, in partial consideration of the commitments made by the Employee in an agreement between the Corporation and the Employee being executed and delivered concurrently herewith, regarding the Employee's resignation from full-time service with the Corporation and continuing advisory relationship with the Corporation, and as an additional incentive to the Employee to put forth maximum effort for the continued success and growth of the Corporation and its subsidiaries;

     NOW, THEREFORE, the Corporation and the Employee hereby agree as follows:

     1. Provisions of Plan Control. This Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference. The Plan empowers the Committee to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of such Committee with respect to the Plan shall be binding upon the Employee. Unless otherwise provided herein, all capitalized words in this Agreement shall have the meaning ascribed to them in the Plan. A copy of the Plan will be delivered to the Employee upon reasonable request.

     2.  Option; Number of Shares; Option Price.  The
Employee shall have the right and option to purchase all or any part of an aggregate of 100,000 Shares (the
"Option") at the purchase price of $23.5625 per Share.

     3.  Time Limitations on Exercise of Option.
Unless the Committee establishes otherwise or except as otherwise provided in the Plan, immediately on or after the date hereof, all or any portion of the Shares covered hereby may be purchased. To the extent not previously exercised according to the terms hereof, the Option shall expire on the fifth anniversary of the date hereof.

     4. Termination of Employment. The Option shall be exercisable upon the termination of the Employee's employment relationship with the Corporation and its subsidiaries only in the manner and to the extent provided in Paragraph 10 of the Plan.

     5. Method of Exercising Option. The Option may be exercised in whole or in part by delivery to the Corporation, at the office of its Secretary at Milwaukee, Wisconsin, of (a) written notice identifying the Option and stating the number of Shares with respect to which it is being exercised, and (b) payment in full of the purchase price of the Shares then being acquired upon exercise in the manner described in Paragraph 6 of the Plan. The Corporation shall have the right to delay the issue or delivery of any Shares to be delivered hereunder until (a) the completion of such registration or qualification of such Shares under federal, state, or foreign law, ruling, or regulation as the Corporation shall deem to be necessary or advisable, and (b) receipt from the Employee of such documents and information as the Committee may deem necessary or appropriate in connection with such registration or qualification or the issuance of Shares hereunder.

     6.  Prohibition Against Transfer.  Unless
otherwise provided by the Committee and except as provided in Paragraph 11 of the Plan, the Option, and the rights and privileges conferred hereby, may not be transferred by the Employee, and shall be exercisable during the lifetime of the Employee only by the Employee.

     7.  Notices.  Any notice to be given to the
Corporation under the terms of this Agreement shall be given in writing either to the management of the subsidiary employing the Employee, or to the Corporation in care of its Secretary at 5301 North
Ironwood Road, Milwaukee, Wisconsin 53217. Any notice to be given to the Employee may be addressed to him at his address as it appears on the payroll records of the Corporation or any subsidiary thereof. Any such notice shall be deemed to have been duly given if and when actually received by the party to whom it is addressed, as evidenced by a written receipt to that effect.

     8. Taxes. The Corporation may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the grant or exercise of the Option, and the Corporation may defer making delivery with respect to Shares or cash payable hereunder or otherwise until arrangements satisfactory to the Corporation have been made with respect to such withholding obligations.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be executed as of the date and year first above written, which is the date of the granting of the Option evidenced hereby.

                              MANPOWER INC.


                              By: /s/ Michael J. Van Handel
                                 -------------------------------------------
                                 Michael J. Van Handel             Secretary


     The undersigned Employee hereby accepts the foregoing Option and agrees to the several terms and conditions hereof and of the Plan.

                              /s/ Mitchell S. Fromstein
                             -----------------------------------------------
                              Mitchell S. Fromstein                 Employee